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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): AUGUST 23, 2007

                             VOYAGER PETROLEUM, INC.
                             -----------------------
             (Exact name of registrant as specified in its charter)


          Nevada                       000-32737                 88-049002272
--------------------------------------------------------------------------------
(State or other jurisdiction     (Commission File Number)      (IRS Employer
     of incorporation)                                       Identification No.)

              123 East Ogden Avenue-Suite 102A, Hinsdale, IL 60521
              ----------------------------------------------------
              (Address of principal executive offices and Zip Code)

        Registrant's telephone number, including area code (630) 325-7130

                                   Copies to:
                             Darrin M. Ocasio, Esq.
                       Sichenzia Ross Friedman Ference LLP
                                   61 Broadway
                            New York, New York 10006
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities
    Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On October 29, 2007, Voyager Petroleum, Inc. (the "Company") entered into a Seventh Amendment to the Purchase and Sale Agreement ("Purchase Agreement") with Deacon Enterprises, Inc. ("Deacon"), a Michigan corporation, for the purchase of a processing facility located in Detroit, Michigan (the "Seventh Amendment"). Pursuant to the terms of the Seventh Amendment, the Company's right to inspect and evaluate the property was extended from September 30, 2007 until December 31, 2007 at 5:00 EST without any additional cost to the Company. The extensions to the Purchase Agreement have been necessary to evaluate certain title of property issues and obtain appropriate consents to the purchase and the easements. If the Closing does not occur by December 31, 2007, Deacon may terminate the Agreement and retain the $35,000 deposit held in escrow. A copy of the Seventh Amendment is attached hereto as Exhibit 99.1.

         The processing facility is located at 600 Deacon St. in Detroit, Michigan. The Company completed a Phase II Environmental Site assessment of the processing facility in May, 2007. This facility includes a 20,000 sq. ft. plant located on 3.5 acres of land and is utilized for processing and bottling reclaimed used oil and blending premium oil. It encompasses a processing plant, warehouse space and offices with on-site railroad access and multiple loading docks. The plant houses 22 outside storage tanks and 32 inside storage tanks for total storage capacity of 718,000 gallons.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

         On November 2, 2007, the Board of Directors of the Company approved a reduction in the exercise price of an aggregate of 5,000,000 options to purchase shares of the Company's common stock issued to Cathy Persin on July 17, 2007 from an exercise price of $0.124 to $0.0467, which represents the closing bid price of the Corporation's common stock as quoted on the Over-the-Counter Bulletin Board on November 2, 2007.

         On November 2, 2007, the Company awarded Sebastien C. Dufort, our President, 7,500,000 options to purchase common stock at a strike price of $0.0467, the closing bid price of the Company's common stock as reported on the Over-the-Counter Bulletin Board on November 2, 2007. All 7,500,000 options vested on the date of issuance. The options with expire on November 2, 2012.

         On November 2, 2007, the Company awarded Cathy A, Persin, our Chief Financial Officer and Corporate Secretary, 1,500,000 options to purchase common stock at a strike price of $0.0467, the closing bid price of the Company's common stock as reported on the Over-the-Counter Bulletin Board on November 2, 2007. All 1,500,000 options vested on the date of issuance. The options with expire on November 2, 2012.


ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

         Exhibits

         99.1 Seventh Amendment to the Purchase and Sale Agreement, dated August 23, 2007, by and between Voyager Petroleum, Inc. and Deacon Enterprises, Inc.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 VOYAGER PETROLEUM, INC.


Date: November 5, 2007                            /s/ Sebastien C.  DuFort
                                                 -------------------------------
                                                 Sebastien C. DuFort
                                                 President